UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2019
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California
94041
(Address of principal executive offices, including zip code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 17, 2019, the Audit Committee of the Board of Directors of Pure Storage, Inc. ("Pure") approved a change in the fiscal year end from a year ending on January 31 to a fiscal year calendar typically consisting of four 13-week quarters, with the change to be effective for Pure's fourth quarter beginning on November 1, 2019 and ending on February 2, 2020. Pure's 2021 fiscal year will be comprised of four fiscal quarters ending on May 3, 2020, August 2, 2020, November 1, 2020 and January 31, 2021, respectively. The updated calendar will occasionally include a 14-week fourth quarter, which will first occur in fiscal year 2022, starting on November 1, 2021 and ending on February 6, 2022. Pure is making the fiscal year change on a prospective basis and will not adjust operating results for prior periods.

Since the change in Pure's fiscal year end is from the last day of the month to a fiscal year commencing within seven days of the old fiscal year end, the change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10. Accordingly, a transition report is not required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ TIMOTHY RIITTERS
Timothy Riitters
Chief Financial Officer
September 20, 2019